(404) 873-8500

                                                               (404) 873-8501








                               September 23, 1998



The Profit Recovery Group International, Inc.
2300 Windy Ridge Parkway
Suite 100 North
Atlanta, Georgia  30339-8426

         Re:      Registration Statement on Form S-8; Stock Incentive Plan

Ladies and Gentlemen:

This opinion is rendered in connection with the proposed issue and sale by The Profit Recovery Group International, Inc., a Georgia corporation (the "Company"), of up to 1,000,000 shares of the Company's Common Stock, no par value (the "Shares"), pursuant to the Company's Stock Incentive Plan (the "Plan") upon the terms and conditions set forth in the Plan and in the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when sold in the manner contemplated by the Plan, and (i) assuming that the purchase price of, or value of other consideration received in respect of, each of the Shares will equal or exceed the stated value thereof,
(ii) upon receipt by the Company of payment in full therefor as provided therein, and (iii) upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.


545925.3

We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                               Sincerely,


                                               /s/ ARNALL GOLDEN & GREGORY, LLP
                                               ARNALL GOLDEN & GREGORY, LLP



545925.3